UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2008

Acorda Therapeutics, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY	10532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (914) 347-7400

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

As disclosed in the prospectus supplement filed with respect to the offering described in Item 8.01 below, set forth below is certain preliminary unaudited financial information of Acorda Therapeutics, Inc. (the “Registrant”) for the fourth quarter and year ended December 31, 2007.  The Registrant will provide a full earnings press release as part of its regular year end reporting process.

Gross sales of Zanaflex Capsules and tablets were approximately $12 million for the quarter ended December 31, 2007 and approximately $43 million for the year ended December 31, 2007.  Zanaflex Capsules and tablets operations were cash flow neutral in 2007.

Research and development expenses were approximately $10 million for the three-month period ended December 31, 2007, increasing by approximately $4 million over the prior three-month period ended September 30, 2007.  This increase was primarily due to costs associated with the Thorough QT cardiac study initiated in September 2007.  Other increases were attributable to cGMP scale up and biologics toxicology work of the Registrant’s neuregulin and remyelinating antibody preclinical programs.  Research and development expenses are expected to continue to increase in 2008 primarily due to an increase in spending on the Registrant’s Fampridine-SR clinical program and its preclinical programs.

Selling, general and administrative expenses were approximately $14 million for the three-month period ended December 31, 2007, increasing by approximately $2 million over the prior three-month period ended September 30, 2007.  This increase was primarily due to increases in Zanaflex marketing expenses, commissions, bonuses, pre-marketing expenses associated with the possible launch of Fampridine-SR, depreciation, consulting expenses and non-cash compensation expenses.  Selling, general and administrative expenses are expected to increase in 2008 primarily due to an increase in the Registrant’s expected pre-marketing expenses associated with the possible launch of Fampridine-SR.

Total operating expenses for the three-month period ended December 31, 2007 were approximately $23 million and approximately $71 million for the year ended December 31, 2007.

Net loss for the three-month period ended December 31, 2007 was approximately $14 million and approximately $38 million for the year ended December 31, 2007.  The Registrant expects its net loss in 2008 to increase, given its anticipated increase in expenses.

As of December 31, 2007, the Registrant had approximately $95 million in cash, cash equivalents and short-term investments.

The information in this Item 2.02 of Form 8-K shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and otherwise subject to the liabilities of that section, and it shall be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01. Other Events.

On February 6, 2008, the Registrant issued a press release announcing that it intends to offer to sell, subject to market and other conditions, 2,667,000 shares of its common stock in an underwritten public offering.  In addition to the shares being offered by the Registrant, 83,000 shares will be offered by a selling stockholder.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release dated February 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 6, 2008	By:	/s/ David Lawrence
		Name:	David Lawrence, M.B.A.
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 6, 2008